EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D, dated July 31, 2017 (the “Schedule 13D”), with respect to the Class A common stock, par value $0.00001 per share, of Virtu Financial, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 31st day of July, 2017.

TEMASEK HOLDINGS (PRIVATE) LIMITED

By:	/s/ Christina Choo
Name:	Christina Choo
Title:	Authorised Signatory

FULLERTON FUND INVESTMENTS PTE LTD

By:	/s/ Cheong Kok Tim
Name:	Cheong Kok Tim
Title:	Director

HAVELOCK FUND INVESTMENTS PTE LTD

By:	/s/ Lim Siew Lee Sherlyn
Name:	Lim Siew Lee Sherlyn
Title:	Director

TEMASEK CAPITAL (PRIVATE) LIMITED

By:	/s/ Cheong Kok Tim
Name:	Cheong Kok Tim
Title:	Director

SELETAR INVESTMENTS PTE LTD

By:	/s/ Tabitha Sum Wei Ching
Name:	Tabitha Sum Wei Ching
Title:	Director

ARANDA INVESTMENTS PTE. LTD.

By:	/s/ Tabitha Sum Wei Ching
Name:	Tabitha Sum Wei Ching
Title:	Director